EXHIBIT 10.1
Agreement
The undersigned, ________________________ (“Executive”), is a participant in a non-qualified supplemental retirement pension plan (the “Plan”) pursuant to which Executive remains entitled to payments in the event Executive is terminated by Vectren Corporation for cause. Vectren Corporation desires to have Executive waive Executive’s right to any payment pursuant to the Plan in the event Executive is terminated for cause and Executive desires to waive such rights.

By executing below, and in consideration for Executive’s employment and the opportunity to participate from time to time in certain bonus plans and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Executive, Executive hereby waives any and all rights Executive has under the Plan in the event Executive’s employment is terminated by Vectren Corporation for “Cause,” as that term is defined in the Vectren Corporation Severance Plan for Executive Officers effective December 31, 2011, as amended.

This agreement shall be governed by the laws of the State of Indiana, without regard to conflict of laws principles thereof. Executive agrees that this agreement shall not be construed or interpreted as a contract of employment and that Executive’s employment is on an at will basis.

Date: _______________________
the Executive
Vectren Corporation By: Printed: Title: